UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2004

Homestore, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30700 Russell Ranch Road, Westlake Village, CA		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(805) 557-2300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2004, Homestore, Inc. (the "Company") and Wyld Acquisition Corp., a wholly owned subsidiary of Siegel Enterprises, Inc. ("Wyld"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") pursuant to which the Company sold its WyldFyre software business to Wyld, for a purchase price of $8.5 million in cash. Ten percent (10%) of such purchase price was placed in an escrow account in order to secure the Company’s indemnification obligations to Wyld pursuant to the Asset Purchase Agreement. The Company incurred customary fees and expenses in connection with the disposition.

This disposition does not constitute a disposition of a significant amount of assets as contemplated by Item 2.01 of Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Homestore, Inc. (Registrant)

October 6, 2004	By:	Michael R. Douglas

Name: Michael R. Douglas
Title: Executive Vice President, General Counsel and Secretary